EXHIBIT 99.7(a)

     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOCUNTING FIRM


We hereby consent to the use of our report dated May 24, 2006, with respect to the consolidated financial statements included in the Registration Statement (Form S-8) of Commerce Group Corp. for the fiscal year ended March 31, 2006 and 2005.



/s/Chisholm, Bierwolf & Nilson
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Chisholm, Bierwolf & Nilson
Bountiful, UT
June 7, 2006